EXHIBIT 10.41

                              CONSULTING AGREEMENT

      AGREEMENT, effective as of the [ ] day of February, 2008, between ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC., a Florida Corporation (the "Company"), with its principal address at 335 Connie Crescent, Ontario Canada L4K 5R2, and offices at 200 Progress Drive, Montgomeryville, PA 18936 and Joey Schwartz, c/o JMC Emerald Corp.; ("Consultant").

                              W I T N E S S E T H:

      WHEREAS, the Company and Consultant desire to enter into a consulting agreement for certain consulting services.

      NOW THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL PROMISES SET FORTH HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

      1. Consultant shall provide services to the Company on general corporate matters, including but not limited to compliance and regulatory matters as well as due diligence on various Company matters in addition to providing management consulting services with respect to the Company's organizational and business structure, and other projects as may be assigned by the Company's Board of Directors or Chief Executive Officer on an as needed basis The Term of this Agreement will be month to month and may be terminated upon written notice on the part of either party subject to the terms herein.

      2. (a) The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of either its Chairman of the Board and/or the Company's Chief Executive Officer. It is expressly understood that Consultant will not perform services or work with another Company or independently if said services conflict with the business of the Company. The Board of Directors of the Company will have sole discretion in determining if any conflict exists. In the event of a conflict, the Company shall provide notice in accordance with Section 18 of this Agreement, and Consultant will be required to immediately discontinue any activities deemed to conflict with this Agreement and the services to be provided hereunder or the Agreement may be terminated for cause.

      (b) All services required to be provided hereunder shall be rendered exclusively by the Consultant.

      3. Consultant shall provide Company periodic written reports as required concerning the status of various projects assigned to Consultant.

      4. Upon written approval by the Company, expenses necessarily incurred by Consultant to render such services such as reasonable travel, accommodation and other shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Company shall pay all verified and approved expenses in the next consulting pay period.

      5. In consideration for the services to be performed by Consultant, Consultant will receive the sum of $12,500 U.S. per month (or prorated amount) plus GST ("the Monthly Retainer"). The Monthly Retainer will be paid in equal bi-monthly instalments.

      6. (a) Except in cases of this Agreement being terminated by Consultant or if this Agreement is terminated by the Company for cause including but not limited to Consultant being convicted of a felony or Consultant's incapacity (as more fully set forth herein) or death of Consultant, the Company will pay to Consultant four (4) Monthly Retainers in accordance with Section 5 of this Agreement or upon terms mutually agreeable in writing to Consultant and Company.

      (b) In the event this Agreement is terminated by Consultant or if the Company terminates this Agreement "for cause", then in that event the Company's obligation to pay Consultant under this agreement will immediately cease with no further financial obligation.

      (c) In the event that the Company constructively terminates this Agreement, then the Company will make the payment required under paragraph (a) above.

      7. In the event Consultant should die during the term of this Agreement or becomes disabled so that he can not perform under this Agreement for a period exceeding one (1) month, Consultant or the Consultant's estate, as the case may be, will be entitled to three (3) months of Monthly Retainer payments under this Agreement in the case of disability and four (4) months of Monthly Retainers payable as the case may be in accordance with Section 4 of this Agreement upon occurrence of the applicable event.

      8. It is the express intention of the parties that Consultant is an independent contractor and not an agent of the Company and that Consultant is not an employee of the Company. The Consultant can not bind the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. All parties acknowledge that the Consultant is not an employee of the Company for any purpose, including but not limited to tax purposes. In accordance with the terms of this Agreement, Consultant shall retain the right to perform services for others during the term of this agreement.
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      9. For purposes of this Agreement, Intellectual Property will mean (i)
works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by Consultant during the term of this Agreement and with respect to the services provided hereunder will be the property of the Company. Any and all textual and/or graphic content of materials created by Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

      10. This agreement supersedes any and all agreements, either oral or written, between Consultant, Company and any of Company's subsidiaries with respect to the rendering of services by Consultant for the Company and or its subsidiaries and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. For the avoidance of doubt, it is agreed and understood that Consultant releases any and all claims Consultant may have against the Company and its affiliates that may be asserted or be connected with any prior agreements between the Consultant and or the Company or its affiliates. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

      11. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in Consultant's possession relating to the Company's business.

      12. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which Consultant may have gained knowledge as a result of performing services hereunder.

      13. The Company will indemnify and hold harmless Consultant from any claims or damages, legal costs or other financial liability consistent with the indemnification granted to officers and directors of the Company under the Company's by-law in this regard as amended from time to time.

      14. Monthly Retainer payments to Consultant under this Agreement may be assigned by Consultant subject to the prior written consent of the Company which will not be unreasonably withheld provided that services hereunder shall still be rendered exclusively by the Consultant.

      15. Consultant and Company have each had an opportunity to consult with legal and or financial advisors prior to entering into this Agreement.

      16. The within Agreement has been approved by the Board of Directors of the Company.

      17. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two business days after mailing.

      18. This agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes will be the American Arbitration Association in the City of New York.

                    Company:
                    ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                    By:
                       ---------------------------------
                    Nitin Amersey, Chairman of Board and Compensation Committee

                    Consultant:
                               -------------------------
                    JOEY SCHWARTZ